SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934


Filed by the Registrant       /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           AMCON Distributing Company
                 -------------------------------------------
               (Name of Registrant as Specified in its Charter)


              ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

      /1/ Title of each class of securities to which transaction applies:

      /2/ Aggregate number of securities to which transaction applies:

      /3/ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      /4/ Proposed maximum aggregate value of transaction:


/ /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

      /1/ Amount Previously Paid:

      /2/ Form, Schedule or Registration Statement No.:

      /3/ Filing Party:

      /4/ Date Filed:



                           AMCON Distributing Company
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                MARCH 12, 1997


The Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") will be held at the Sheraton Inn Omaha, 120th & L Streets, Omaha, Nebraska, on Wednesday, March 12, 1997, at 9:00 a.m., Central Standard Time, for the following purposes:

   (1)  To elect one director.

   (2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditor for the Company for the fiscal year ending September 30, 1997.

   (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Enclosed herewith is a Proxy Statement setting forth information with respect to the election of a director and the ratification of the appointment of independent auditors.

Only stockholders holding shares of Common Stock of record at the close of business on January 31, 1997 will be entitled to notice of, and to vote at, the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.


                               By Order of the Board of Directors




                                --------------------------------------------
                               J. Tony Howard, Secretary

Omaha, Nebraska
February 14, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.



                          AMCON Distributing Company
                                 10228 L Street
                            Omaha, Nebraska  68127
                         ----------------------------


                                PROXY STATEMENT

                                      for

                          ANNUAL MEETING OF STOCKHOLDERS

                                      of

                                 COMMON STOCK


This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") to be held on March 12, 1997 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are at 10228 L Street, Omaha, Nebraska 68127. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about February 14, 1997.

The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing with him a later-dated proxy. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company's Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. In addition, the directors believe shares held by executive officers and directors of the Company will be voted "FOR" each such proposal. Such shares represent approximately 54.4% of the total shares outstanding as of January 31, 1997. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes.

Voting Securities and Beneficial Ownership
Thereof by Principal Stockholders,
Directors and Officers

Only holders of Common Stock of record at the close of business on January 31, 1997 will be entitled to vote at the Annual Meeting. At the record date, there were 2,445,903 shares of Common Stock which were issued and outstanding. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

The following table sets forth, as of January 31, 1997, the beneficial ownership of the Company's Common Stock by directors and the nominees for director, by each of the executive officers named in the Summary Compensation Table, by each person believed by the Company to beneficially own more than 5% of the Company's Common Stock and by all present executive officers and directors of the Company as a group:

                                                                  Number of Shares          Percent of
                       Name                                         Beneficially Owned            Class
                      ------                                        ------------------          ----------
William F. Wright, Director, Chairman of the Board and
Chief Corporate Officer                                                  844,680 /1/               34.53%

Kathleen M. Evans, Director, President and Chief Executive Officer       123,915                    5.07

J. Tony Howard, Director, Executive Vice President and Secretary         123,915                    5.07

Michael D. James, Chief Financial Officer and Treasurer                    3,000 /2/                 *

Chris M. Pudenz, Controller and Assistant Secretary                        2,000 /2/                  *

Allen D. Petersen, Director                                              206,453                    8.44

William R. Hoppner, Director                                              28,150                    1.15

All executive officers and directors as a group (7 persons)            1,332,113                   54.46

Susan C. Wright /3/                                                      298,425                   12.20

Matthew F. Wright /4/                                                    264,711                   10.82

Mark A. Wright /5/                                                       294,211                   12.02

Wendy M. Wright /3/                                                      298,211                   12.19

Ane Patterson /6/                                                        146,168                    5.97

----------------------------------

* Less than 1% of class.

/1/ Includes 298,425 shares over which Mr. Wright shares disposition power with Susan C. Wright and 298,211 shares owned by Wendy M. Wright over which Mr. Wright exercises voting control.

/2/ Includes options to purchase up to 2,000 shares of Common Stock at an exercise price of $1.63 per share.

/3/  15375 Via Simpatico, Rancho Santa Fe, California 92067.

/4/  1840 Kings Highway, Lincoln, Nebraska 68502.

/5/  530 Via De LaValle, Unit A, Solana Beach, California 92075.

/6/  3055 St. Thomas Drive, Missoula, Montana 59803.

                                ELECTION OF DIRECTORS

Board of Directors and Committees

The Board of Directors has nominated Kathleen M. Evans to serve a three-year term as a director. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Ms. Evans. Ms. Evans has expressed an intention to serve, if elected, and the Board of Directors knows of no reason why Ms. Evans might be unavailable to serve. If Ms. Evans is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between Ms. Evans and any other person pursuant to which she was selected as a nominee. The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MS. EVANS.

The table below sets forth certain information regarding the directors of the Company. All members of, and the nominee to, the Board of Directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

                                                  Principal                     Director        Term To
     Name                       Age               Occupation                     Since           Expire
     ----                       ---               ----------                     ------          ------
                                                    NOMINEE


Kathleen M. Evans               49        President and Chief Executive
                                          Officer of the Company                   1986            1997


                                          DIRECTORS CONTINUING IN OFFICE

J. Tony Howard                  52       Executive Vice President and
                                         Secretary of the Company; President of
                                         Nebraska Distributing Company/1/          1986            1999

Allen D. Petersen               55       Chairman and Chief Executive
                                         Officer of American Tool Companies        1993            1999

William F. Wright               54       Chairman and Chief Corporate
                                         Officer of the Company                    1986            1998

William R. Hoppner              46       Attorney,
                                         Consultant /2/                            1994            1998

-----------------------------

/1/ Nebraska Distributing Company is a wholly owned subsidiary of AMCON Corporation, the former parent of the Company.

/2/ Mr. Hoppner acted as Executive Vice President of International Transportation Specialists, Inc. from 1985 through June 1995, but from 1989 to 1990 he served full-time as Chief of Staff to U.S. Senator Robert Kerrey. From 1984 to 1985, prior to joining International Transportation Specialists, Inc., he acted as Vice President and General Counsel of AMCON Corporation, the former parent of the Company. Mr. Hoppner has also served as Chief of Staff to Nebraska Governor Robert Kerrey from 1982 to 1986, Chief of Staff to U.S. Senator J. James Exon from 1978 to 1982 and counsel to Nebraska Governor
J. James Exon from 1973 to 1978.

Other information regarding the executive officers of the Company is found in the Company's Form 10-K, which is available upon request.

The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended September 30, 1996, the Board of Directors held five meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during fiscal 1996.

The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee.

AUDIT COMMITTEE. The functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing the adequacy of the Company's internal accounting controls with management and auditors, and reviewing fees charged by the Company's independent auditors. The Audit Committee is composed of Directors Wright, Petersen and Hoppner. The Audit Committee met one time during fiscal 1996.

COMPENSATION COMMITTEE. The Compensation Committee reviews and approves compensation policy, changes in salary levels, bonus payments and awards pursuant to the Company's management incentive plans for executive officers and outside directors. The Compensation Committee also administers the Company's 1994 Stock Option Plan. The Compensation Committee consists of
Directors Hoppner and Petersen. The Compensation Committee met five times during fiscal 1996.

COMPENSATION OF DIRECTORS

For fiscal year 1997, directors who are not employees of the Company will be paid $10,000 annually, plus $250 for each board meeting (including committee meetings) attended in person or by teleconference. In addition, all directors are reimbursed for out-of-pocket expenses related to attending board and committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding the annual and long-term compensation awarded to, earned by or paid by the Company to its Chief Corporate Officer and the other two highest paid executive officers of the Company for services rendered during the three fiscal years ended September 30, 1996, 1995 and 1994.

                            SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                           --------------------------------------
                                  Annual Compensation                               Awards               Payouts
                       ------------------------------------------          ------------------------    ----------
     (a)               (b)        (c)        (d)             (e)              (f)            (g)           (h)          (i)
                                                                           Restricted    Securities
 Name and                                                Other Annual        Stock       Underlying        LTIP       All Other
 Principal                      Salary      Bonus       Compensation/1/    Awards(s)    Options/SARs   Payouts/2/    Compensation
 Position              Year       ($)        ($)             ($)              ($)            (#)            ($)         ($)

William F. Wright,     1996     314,000     75,000            -                -             -              -           6,061 /3
Chairman and Chief     1995     300,000       -               -                -             -              -          10,275
Corporate Officer      1994     278,000    375,000            -                -             -              -          12,046

Kathleen M. Evans,     1996     240,000     50,000            -                -             -              -           8,038 /3/
President and          1995     219,000       -               -                -             -              -           8,932
Chief Executive        1994     190,000    150,000            -                -             -              -           8,668
Officer

J. Tony Howard,        1996        -          -               -                -             -              -         100,000 /4/
Executive Vice         1995        -          -               -                -             -              -         100,000 /4/
President and          1994        -          -               -                -             -              -         100,000 /4/
Secretary

------------------------------

/1/ No disclosure is required in this column pursuant to applicable Securities and Exchange Commission Regulations, as the aggregate value of items covered by this column does not exceed the lesser of $50,000 or 10% of the annual salary and bonus shown for each respective executive officer named.

/2/  The Company does not have a long-term incentive plan as defined in
Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

/3/ The amount for fiscal 1996 consist of contributions to the Company's Profit Sharing Plan (described below) of $3,411 and $7,803 for Mr. Wright and Ms. Evans, and the value of split-dollar life insurance of $2,650 and $235 for Mr. Wright and Ms. Evans, respectively.

/4/ Mr. Howard's salary during each fiscal year was paid by Nebraska Distributing Company ("NDC"), a subsidiary of the former parent of the Company. Pursuant to a consulting agreement, the Company reimbursed NDC for the portion of Mr. Howard's salary set forth in the above table.

Although the Company adopted a stock option plan in June 1994 (see "Stock Option Plan," below), it has not awarded any options thereunder and has not made any grants of restricted stock or provided any other type of long-term compensation to any of its executive officers whose remuneration is required to be disclosed under the rules of the Securities and Exchange Commission (the "Named Officers"). The Company does not maintain a long-term incentive plan or pension plan (as defined in Item 402 of SEC Regulation S-K) for the Named Officers and has not repriced any options or SARs for any Named Officer during the last fiscal year.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with William F. Wright, the Chairman of the Board and Chief Corporate Officer and with Kathleen M. Evans, the President and Chief Executive Officer. Each such agreement has a term expiring on December 31, 1997 and provides that such executives will devote all or substantially all of their full business time and attention to the business and affairs of the Company. Each agreement provides for the payment of a base salary in each year during the term thereof and provides that the executive shall be eligible to receive a bonus based on performance in an amount determined by the Compensation Committee of the Board. Should the Board elect to terminate the agreements upon such executive's disability or death, such executive or his or her personal representative shall be entitled to receive his or her base salary for a period of six months following the termination. Should the Board elect to terminate the agreements for a reason other than serious misconduct (as defined in the agreements), such executive shall be entitled to receive a severance package equal to such executive's current base salary plus his or her previous year's bonus. Each executive will also be eligible to participate in the Company's Stock Option Plan (described below) and in other employee benefit plans maintained by the Company, including health and life insurance plans. Each agreement contains provisions under which the executive has agreed to maintain the confidentiality of information concerning the Company and its affairs and a covenant not to compete with the Company for a period of one year after such executive's employment with the Company terminates.

CONSULTING AGREEMENT

The Company has entered into a consulting agreement with NDC under which
J. Tony Howard performs duties as a consultant to the Company as are requested by the President of the Company. The Company pays NDC an annual fee of $100,000 for such services, which fee is payable in equal quarterly installments, and will reimburse NDC for reasonable out-of-pocket expenses incurred by Mr. Howard in the course of performing his duties under the consulting agreement. The consulting agreement has a term expiring on December 31, 1997, and provides that, should Mr. Howard die or become disabled, the agreement may be terminated upon six months' notice. Mr. Howard will at all times be an independent contractor rather than an employee of the Company and, as such, will not be eligible to participate in any of the employee benefit plans maintained by the Company. Under the terms of the consulting agreement, Mr. Howard has agreed to maintain the confidentiality of information concerning the Company and its affairs.

STOCK OPTION PLAN

The Company adopted the 1994 Stock Option Plan (the "Stock Option Plan") in June 1994 in order to retain and attract qualified officers and key employees and to align the interests of such persons with those of the Company and its shareholders by providing for the grant of options to purchase the Company's Common Stock which may be either incentive stock options that are qualified under Section 422 of the Internal Revenue Code of 1986 or non-qualified stock options. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which has exclusive authority to determine the employees of the Company who will receive options to purchase Common Stock, the type and number of options to be granted, the timing of such grants, when such options may be exercised and the exercise price thereof. In no event may the exercise price of an option be less than the fair market value of the Company's Common Stock on the date of a grant, and no option may be exercised more than 10 years after the date on which it is granted.

The maximum number of shares of Common Stock which may be issued pursuant to options under the Stock Option Plan is 300,000. The number of shares subject to the Stock Option Plan and to options granted thereunder will be adjusted as appropriate to reflect any stock dividend, stock split, recapitalization or similar event or any merger, consolidation or reorganization of the Company.

During fiscal 1996, the Company issued options to acquire 22,000 shares of Common Stock at an exercise price of $1.63 per share. No such options were issued to any Named Officers.

PROFIT SHARING PLAN

The Company has a profit sharing plan (the "Profit Sharing Plan") that covers substantially all of the Company's full-time employees. The Company makes monthly contributions to the Profit Sharing Plan. Contributions by the Company to the Profit Sharing Plan on behalf of any qualified employee will equal not less than 1% of the employee's gross wages for the year. In addition, employees may make voluntary contributions to the Profit Sharing Plan during any year of up to 15% of their gross wages for that year and, if an employee makes such a voluntary contribution, the Company will make an additional contribution equal to one-half of the amount contributed by such employee; provided, however, that the maximum additional contribution that will be made by the Company on behalf of any employee for any year is 3% of the employee's gross wages for that year.

The Company contributed $196,522, $181,343 and $147,587 (net of employee forfeitures) to the Profit Sharing Plan during the years ended September 30, 1996, 1995 and 1994, respectively. Of such amounts, $11,214, $16,418 and $14,460 were contributed by the Company on behalf of the persons named in the table under "Compensation of Executive Officers."

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

Executive Officer Compensation.  The Company's Compensation Committee
(the "Committee") consists only of directors who are not officers or employees of the Company. The Committee endeavors to establish total compensation packages for each executive officer that fairly reflects the value of that executive officer's services to the Company. The Committee maintains compensation packages that will permit the Company to attract and retain high quality individuals in its key executive positions, taking into consideration both the prevailing competitive job market and the current size and expected growth of the Company.

Executive officer compensation contains three principal components: (i) a base salary, (ii) a performance-based bonus and (iii) grants of options to purchase Common Stock under the Stock Option Plan. Both Mr. Wright's and Ms. Evans' base salaries are set forth in their employment agreements. The base salaries of other officers are determined as a function of their prior base salaries and the Committee's view of base salary levels for executive officers with comparable positions and responsibilities in other companies.

The bonus portion of each executive officer's compensation is directly related to the executive's individual performance, considering both qualitative and quantitative factors. Goals are established and if performance for the year is below targeted levels, there may be only a nominal bonus payment or, in some cases, no bonus payment. As specific goals are met or exceeded, the executive officer is entitled to receive a progressively larger bonus up to a stated maximum.

Because ownership of the Company's Common Stock serves to align the economic interests of its executive officers with those of its shareholders, executive officers who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company may be awarded options to purchase Common Stock. Any grant of options to purchase Common Stock must be made with an exercise price equal to the closing price of the Common Stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders.

Compensation of Chief Corporate Officer. As with all officers and key employees of the Company, Mr. Wright's compensation is linked to his individual performance and the Company's performance. The Committee meets periodically to review and evaluate Mr. Wright's performance. Mr. Wright's compensation consists of a base salary which is set by his employment agreement. He is also entitled to a performance bonus if the Company achieves specific returns on equity and earnings goals or achieves certain other goals as are defined from time to time. Mr. Wright is also eligible to receive grants of options to purchase Common Stock. See "Employment Agreements."

During the past five years under Mr. Wright's leadership, the Company has achieved a 465% increase in earnings and increased revenues 60%. These increases represent compounded annual rates of growth of 41.4% and 9.87%, respectively. The Company has become one of the larger distributors of consumer products in the Great Plains and Rocky Mountain regions and has been able to compete successfully in a period during which there has been significant consolidation and increased competition in the distribution industry. Through acquisitions of smaller distributors, the Company, with Mr. Wright as Chief Corporate Officer, has gained entry into a number of new territories and, as a result, has been able to use the trend toward consolidation to aid it in its strategy of developing new customers within its present distribution area and expanding into contiguous areas. Mr. Wright has also been instrumental in the Company's efforts to broaden its product line in order to lessen its historical dependence on cigarettes and tobacco products and in its successful effort to become a public company with its Common Stock registered on The NASDAQ Stock Market.

The Committee considered all of these accomplishments and believes they, along with Mr. Wright's demonstrated leadership of and guidance to management and significant contributions to the overall performance of the Company, are reflected in Mr. Wright's compensation package.

The Committee believes that the programs described above provide compensation that is competitive with comparable companies in its industry, links executive and shareholder interest and provides the basis for the Company to attract and retain qualified executive officers.

                                      Allen D. Petersen
                                      William R. Hoppner

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

William F. Wright serves on the board of directors of American Tool Companies. Allen D. Petersen, a member of the Company's compensation committee, is the Chairman and Chief Executive Officer of American Tool Companies. There are no other compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

COMPANY PERFORMANCE

The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up two comparative stock indices on August 4, 1995, the date the Company's common stock commenced trading, through the end of the Company's fiscal 1996.

                               [GRAPH OMITTED]



                                       8/04/95         9/30/95       9/30/96
                                       -------         -------       -------

AMCON Distributing Company               100            92.31         50.00

Nasdaq Composite Total Return
Index                                    100           105.45        128.08

S&P Distribution (Consumer
Products) Index                          100            93.86        105.48




                  RATIFICATION OF APPOINTMENT OF AUDITOR

Coopers & Lybrand L.L.P., who has been auditor for the Company since 1994, has been appointed by the Board of Directors as auditors for the Company and its subsidiaries for the fiscal year ending September 30, 1997. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.


                   SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than February 21, 1997. Such proposals should set forth (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting,
(ii) the name and address of the stockholder proposing such business,
(iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by February 21, 1997. Only stockholders of record as of January 31, 1997 are entitled to bring business before the Annual Meeting or make nominations for directors.

In order to be included in the Company's proxy statement relating to its next annual meeting, stockholder proposals must be submitted by October 17, 1997 to the Secretary of the Company at its home office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                              OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company's Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

The Company's Annual Report, including financial statements, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, such Annual Report is not to be considered part of this proxy solicitation material. In addition, any stockholder who wishes to receive a copy of the Form 10-K filed by the Company with the Securities and Exchange Commission may obtain a copy without charge by writing to the Company. Requests should be directed to Mr. Michael D. James at the Company's principal executive office.

                                By Order of the Board of Directors



                                ----------------------------------
                                J. Tony Howard, Secretary

Omaha, Nebraska
February 14, 1997






                             REVOCABLE PROXY
                       AMCON DISTRIBUTING COMPANY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMCON DISTRIBUTING COMPANY FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 12, 1997 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of AMCON Distributing Company (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Inn Omaha, 120th & L Streets, Omaha, Nebraska, on Wednesday, March 12, 1997, at 9:00 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.
 1.   ELECTION OF DIRECTORS.
      / / FOR the nominee listed below for the term to expire in
          2000 (except as marked to the contrary below)
      / / WITHHOLD AUTHORITY to vote for the nominee listed below

                             Kathleen M. Evans

 2. AUDITORS. Ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending
      September 30, 1997.
         / /  FOR             / /  AGAINST             / /  ABSTAIN

 3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.


              (continued and to be signed on the reverse hereof)



     This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for March 12, 1997 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.


Dated:                                 , 1997.
      --------------------------------

                                           -------------------------------
                                          (Signature)



                                           -------------------------------
                                          (Signature if held jointly)



                                       Please sign exactly as name appears
                                       on this proxy. When shares are held
                                       by joint tenants, both should sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give your full title.  If a
                                       corporation, please sign in full
                                       corporate name by authorized
                                       officer.

                                       If a partnership, please sign in
                                       partnership name by authorized
                                       person.


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                           ENCLOSED ENVELOPE.